Exhibit 10.2

AMENDMENT

TO

MASTER SERVICES AGREEMENT

This Amendment to the Master Services Agreement (this “Amendment”), dated as of May 12, 2025 (the “Amendment Date”), between Brag House Holdings, Inc. (“Brag”), a Delaware corporation, with its registered office at 45 Park Street, Montclair, NJ 07042, and Artemis Ave LLC (“Artemis”), a Delaware limited liability company, with its registered office at 23371 Mulholland Drive, Suite 480, Beverly Hills, CA 91364. Each of Brag and Artemis may be referred to individually hereinafter as a “Party” and, collectively, as the “Parties.”

WHEREAS, Artemis is a developer of video distribution and social engagement software;

WHEREAS, Brag is a company focused on video gaming and creating social communities around video games; and

WHEREAS, Brag and Artemis entered into a Master Services Agreement, dated as of November 13, 2024, pursuant to which Artemis agreed to perform software development and related services to Brag as described therein (the “MSA”), which the Parties now desire to amend; and

WHEREAS, the Parties hereby desire to amend the MSA upon the terms and subject to the conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1. Definitions.

Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the MSA.

2. Amendment of the MSA.

(a)	Elimination Guarantee of Sale Price Delta. Section 3(a) shall be amended by deletion of the reference and elimination of the obligation in the second paragraph thereof and elsewhere throughout the MSA relating to Brag’s payment to Artemis of the difference between the actual price at which Artemis sells the shares of Brag Common Stock issued to it under the MSA and the Target Sale Price of $4.00 per share, it being expressly understood that Brag shall have no such obligation following the Amendment Date with respect to any sale of Brag Common Stock by Artemis. Notwithstanding the foregoing, in consideration for the elimination of the $4.00 per share guarantee, Brag agrees to pay Artemis $225,000 within five business days of signing this Amendment. Artemis’s obligation to sell its Brag Common Stock in good faith bona fide arms-length third-party transactions brokered by a registered broker-dealer based on the then-quoted Nasdaq price shall remain in place and apply to any and all of Artemis’ sales of Brag Common Stock issued to it under the MSA.

(b)	Removal of Lock-Ups and References to the Same. Section 3(a) shall be further amended by deletion of the reference and elimination of the obligation in the second paragraph thereof and elsewhere throughout the MSA relating to the lock-up and gradual release of the Stock Consideration in accordance with the terms of Exhibit A to the MSA (Statement of Work), which shall also be amended to remove the lock-up and gradual release obligations relating to the Stock Consideration, solely with respect to Phases 2, 3, and 4. The Stock Consideration associated with such phases shall be deemed, effective as of the Amendment Date, free of any lock-up restrictions (other than those imposed by applicable Law), and any and all references to such lock-ups in Exhibit A shall be deleted, it being understood that such lock-ups with respect to Phases 2, 3, and 4 have been eliminated by this Amendment.

3. Continued Status as Independent Contractor Relationship.

It is expressly understood that Artemis’ relationship with Brag remains that of an independent contractor.

4. Representations and Warranties; Covenants.

Artemis reiterates the following representations and warranties to Brag, it being understood that no specific representation or warranty will limit the generality or applicability of a more general representation or warranty:

(a)	This Amendment is made with Artemis in reliance upon Artemis’ representation to Brag, which, by execution hereof, Artemis hereby confirms that the Stock Consideration issued to Artemis has been acquired by Artemis for Artemis’ own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. By executing this Amendment, Artemis represents that Artemis does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person or to any third parties, with respect to the Stock Consideration.

(b)	Artemis was given the opportunity to ask questions and receive answers from Brag regarding the terms and conditions of the acquisition of the Stock Consideration and the business, properties, prospects, and financial condition of Brag and its affiliates, and to obtain additional information (to the extent Brag and its affiliates possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Artemis or to which Artemis had access.

(c)	Artemis is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(d)	The Stock Consideration may only be disposed of in compliance with state and federal securities Laws. In connection with any transfer of Stock Consideration other than pursuant to an effective registration statement or Rule 144, Brag may require the transferor thereof to provide to Brag an opinion of counsel selected by the transferor and reasonably acceptable to Brag, the form and substance of which opinion shall be reasonably satisfactory to Brag, to the effect that such transfer does not require registration of such transferred Stock Consideration under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Amendment and shall have the rights and obligations of Artemis under this Amendment.

(e)	Artemis acknowledges that the following legend will remain on each certificate, if certificated, so long as required by applicable law on each share of Brag Common Stock forming any part of the Stock Consideration as follows:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER- DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(f)	Notwithstanding any other provisions herein, any legend heretofore appearing on the certificates representing the shares of Brag Common Stock issued to Artemis under the MSA that forms part of the Stock Consideration to be freed from lock-up pursuant to Section 2(b) above relating to the application of lock-up provisions may be removed upon Artemis’s written request.

5. Term and Termination.

This Amendment shall be effective as of the Amendment Date and, unless terminated earlier pursuant to any provision hereof or under the provisions of the MSA, will continue in effect as provided under the MSA.

6. Assignment.

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

7. Notices.

Any notice to be given by either Party to the other Party pursuant to this Amendment shall be in writing and addressed to the other Party at its address as provided under the MSA.

8. Governing Law.

(a)	This Amendment will be governed, construed, and enforced in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the Laws of any jurisdiction other than those of the State of Delaware.

(b)	Any legal suit, action, or proceeding arising out of or related to this Amendment shall be instituted exclusively in the federal courts of the United States or the courts of the State of Delaware in each case located in the city of Wilmington and county of New Castle. The Parties consent to the exclusive jurisdiction of the courts of the State of Delaware in connection with any lawsuit, action or proceeding arising out of or relating to this Amendment.

(c)	To the extent permitted by applicable Law, each Party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any action under this Amendment, any claim (i) that it is not personally subject to the jurisdiction of the above-named courts, (ii) that such action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action of proceeding is improper, or (v) that this Amendment or the subject matter hereof may not be enforced in or by such courts.

(d)	Each Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Amendment or the transactions contemplated hereby.

9. Waiver.

No action, delay, or failure to act by a Party shall constitute a waiver of any right of that Party under this Amendment except as specifically agreed to in writing and signed by an authorized signatory of the Party providing the waiver.

10. Severability.

Should any provision of this Amendment become or be held to be legally unenforceable, no other provision of this Amendment shall be affected, and this Amendment shall be construed as if the Amendment had never included the unenforceable provision.

11. Remedies.

Except as stated otherwise, the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided to the Parties in equity or by Law.

12. Entire Agreement.

This Amendment, together with the MSA and that certain Software as a Service (SaaS) Agreement, dated as of November 13, 2024, constitute the entire agreement between the Parties relating to the subject matter hereof and supersedes any prior or contemporaneous negotiations or agreements, whether oral or written, related to this subject matter. Any modifications or changes will not be effective unless in writing and signed by an authorized officer of Artemis and Brag. Each Party agrees that it has not relied on any representations or promises of the other Party other than those contained herein. In the event of any conflict or inconsistency between this Amendment, the terms of this Amendment shall control and prevail.

13. Counterparts and Electronic Signature.

This Amendment may be executed and delivered in any number of counterparts (including by facsimile, email or other similar electronic means), each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one and the same instrument.

14. Miscellaneous.

Except as specifically set forth in this Amendment, nothing set forth herein shall be deemed to modify any provision of the MSA.

IN WITNESS WHEREOF, the Parties each having the authority to execute and bind its Party, have executed this Amendment as of the Amendment Date.

BRAG HOUSE HOLDINGS, INC.

By:	/s/ Lavell Juan Malloy, II

Print Name: Lavell Juan Malloy, II

Title: Chief Executive Officer

ARTEMIS AVE LLC

By:	/s/ Gregory Butler

Print Name: Gregory Butler

Title: Chief Executive Officer

[Signature Page to Brag House – Amendment to Artemis Master Services Agreement]

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